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                                                                    May 26, 1998

Travel Services International, Inc.
220 Congress Park Drive
Delray Beach, FL  33445

          Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

        We have acted as counsel to Travel Services International, Inc., a Delaware corporation (the " Company "), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-8 (the "Registration Statement") relating to the registration by the Company of an aggregate of 1,750,000 shares (the "shares") of the Company's Common Stock, $.01 par value per share, to be issued pursuant to the Company's Long Term Incentive Plan and Non-Employee Director's Stock Plan (collectively, the "Plans").

        In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the Registration Statement, the Plans, the Certificate of Incorporation of the Company, as amended to date, the By-Laws of the Company, as amended to date, and such other documents, records, certificates and other instruments of the Company as in our judgement are necessary or appropriate for purposes of this opinion.

        Based on the foregoing, we are of the following opinion:

        1. The Company is a corporation duly incorporated and validly existing under the law of the State of Delaware.

        2. The Shares have been duly authorized and, when issued and paid for in accordance with the Plans, will be validly issued, fully paid and non-assessable.

        We are expressing the opinions above as members of the Bar of the State of New York and express no opinion as to any law other than the laws of that state and the General Corporation Law of the State of Delaware.

        We consent to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                                 Very truly yours,

                                                 /s/ Morgan, Lewis & Bockius LLP

                                                 MORGAN, LEWIS & BOCKIUS LLP